SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of report (Date of earliest event reported):

September 16, 2014

INERGETICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3338 (Commission File Number)	22-1558317 (IRS Employer Identification No.)

550 Broad Street, Suite 1212, Newark, NJ 07102 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (908) 604-2500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Inergetics, Inc. (the “Company”) received a Prepayment Event Notice (the Notice”) pursuant to two 12% Convertible Debentures in the original principal amounts of $511,146.18 and $1,003,129.45 issued, respectively, on May 21, 2014 and May 29, 2014 (the “Debentures”).

Pursuant to §1.9 of the Debentures, if the VWAP (as defined in the Debentures) of the Company’s Common Stock for any trading day is equal to or less than the “Floor Price” of $0.031 (a “Prepayment Event”), the Company shall be required to pay the Debenture Holder 140% of the entire outstanding principal amount of the Debentures, plus any accrued but unpaid interest no later than ten business days after the Prepayment Event (a “Mandatory Prepayment”). In the event the Mandatory Prepayment is not made timely, the Floor Price shall be removed.

As a result of the Notice, a total of $1,526,103 is due and payable by September 29, 2014. The Company does not believe that it will be able to pay that amount by September 29, 2014. If it is unable to timely pay such amount, there will be no Floor Price for conversions of the Debentures.

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Signatures

Pursuant to the requirements of the Securities Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2014

INERGETICS, INC.

By:	/s/ Michael C. James
Michael C. James
Chief Executive Officer and
Chief Financial Officer

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